Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.
Date: November 22, 2010

WAHA AC COÖPERATIEF U.A.
By:	Orangefield Trust (Netherlands) B.V.,
its Managing Director

By:	/s/ Joep J. Bruins
	Name:	Joep J. Bruins
	Title:	Managing Director

By:	/s/ Eleonora Jongsma
	Name:	Eleonora Jongsma
	Title:	Managing Director

WAHA CAPITAL PJSC
By:	/s/ Safwan Said
	Name:	Safwan Said
	Title:	Attorney